UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

EDISON MISSION ENERGY
(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the first quarter of 2007.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 29, 2007, Edison Mission Energy’s indirect subsidiary, Midwest Generation, LLC, completed a refinancing of indebtedness. The refinancing was effected through the third amendment and restatement of Midwest Generation’s existing credit facility, originally entered into April 27, 2004, first amended and restated on April 18, 2005 and again amended and restated on December 15, 2005, with Citicorp North America, Inc. as administrative agent for a syndicate of lenders. The existing credit facility, as previously amended and restated, provided for approximately $343 million of first priority secured institutional term loans due in 2011 and $500 million of first priority secured revolving credit, working capital facility maturing in 2011. As previously disclosed, the term loan was previously repaid in full with a portion of the proceeds from Edison Mission Energy’s private offering of senior notes in May 2007. JPMorgan Chase Bank, N.A. is the new administrative agent for the syndicate of lenders under the third amended and restated credit facility.

The refinancing adds, among other things: (a) the option to extend the maturity of the working capital facility by up to two years, subject to the satisfaction of enumerated conditions, (b) the option to grant first or second priority liens to eligible hedge counterparties, (c) the release of collateral in the event that the unsecured debt of Midwest Generation is rated investment grade, (d) a reduction in the interest rate applicable to the working capital facility, and (e) a modification of covenants, including the incurrence of indebtedness covenant and the financial covenants. The refinancing also eliminates the term loan facility.

After giving effect to the refinancing, the working capital facility interest rate was lowered to LIBOR + 0.55% from LIBOR + 1.50%. The working capital facility matures in 2012, with the option to extend as described above. Also, as part of the refinancing, Midwest Generation’s financial covenants are modified, with its debt to capitalization ratio to be no greater than 0.60 to 1. As of March 31, 2007, Midwest Generation’s debt to capitalization ratio was 0.51 to 1.

In summary, after completion of the refinancing, Midwest Generation has a $500 million secured working capital facility available for working capital requirements, including credit support, and the ability to grant first and second priority liens for eligible hedging activities. As of June 29, 2007, approximately $32.6 million is utilized under the working capital facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

(Registrant)

Date:	July 2, 2007	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer